UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As part of its compensation program, The Reynolds and Reynolds Company grants various awards to its executive officers and members of the Board of Directors under the Reynolds and Reynolds Company 2004 Executive Stock Incentive Plan (the "Plan"). The stockholder approved Plan is on file with the Securities and Exchange Commission. On December 1, 2005, the Compensation Committee of the Company’s Board of Directors granted Restricted Stock Awards or Restricted Stock Units, as applicable, to its key employees pursuant to the Plan. The grants of Restricted Stock Awards were made pursuant to the form of award agreements attached hereto as Exhibits 10.1 - 10.3, and the grants of Restricted Stock Units were made pursuant to the form of award agreements attached hereto as Exhibits 10.4-10.6. Exhibits 10.1-10.6 are incorporated herein by reference. Each employee was granted a one-year, a two-year and a three-year performance-based award. These forms of award agreements contain all of the material terms and conditions of the Restricted Stock Award or Restricted Stock Unit granted under the Plan on December 1, 2005, other than the name of the grantee, the date of grant, the number of units subject to the grant and the vesting schedule. The Restricted Stock Awards or Restricted Stock Units, as applicable, are in all cases subject to the terms and conditions of the Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

December 6, 2005	By:	Robert S. Guttman

Name: Robert S. Guttman
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Performance-Based Restricted Stock Award One-Year Performance Period
10.2	Performance-Based Restricted Stock Award Two-Year Performance Period
10.3	Performance-Based Restricted Stock Award Three-Year Performance Period
10.4	Performance-Based Restricted Stock Unit Award One-Year Performance Period
10.5	Performance-Based Restricted Stock Unit Award Two-Year Performance Period
10.6	Performance-Based Restricted Stock Unit Award Three-Year Performance Period